                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                         ELITE INFORMATION GROUP, INC.
                                       TO

                             GULF ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                            THE THOMSON CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share ("Shares"), of Elite Information Group, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                              [COMPUTERSHARE LOGO]

                     By Mail:                                  By Hand or Overnight Courier:
            Computershare Trust Company                         Computershare Trust Company
                    of New York                                         of New York
                Wall Street Station                                  Wall Street Plaza
                   P.O. Box 1010                                88 Pine Street, 19th Floor
              New York, NY 10268-1010                               New York, NY 10005

                           By Facsimile Transmission:
                       (For Eligible Institutions Only):
                                 (212) 701-7636

                Confirm Receipt of Facsimile by Telephone Only:
                                 (212) 701-7624

                             ---------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to GULF ACQUISITION CORP., a Delaware corporation and an indirect wholly-owned subsidiary of THE THOMSON CORPORATION, a corporation organized under the laws of Ontario, Canada, upon the terms and subject to the conditions described in the Offer to Purchase, dated April 11, 2003 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
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Certificate Numbers (If Available):
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                          (SIGNATURE(S) OF HOLDER(S))

Dated: ------------------------------------------------------------------------,
2003

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                             (PLEASE TYPE OR PRINT)

Address:
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                                                                      (ZIP CODE)

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                     (DAYTIME AREA CODE AND TELEPHONE NO.)
[ ] Check this box if Shares will be delivered by book-entry transfer. Book-Entry Transfer Facility
Account Number:
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                                        2

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and, in each case, together with any other documents required by the Letter of Transmittal, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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                             (AUTHORIZED SIGNATURE)

Address:
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                                                                      (ZIP CODE)

Area Code and Telephone Number:
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Name:
--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Title:
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Dated:
------------------------------------, 2003

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

                                        3